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                                                                    Exhibit 23.1
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                        Consent of Independent Auditors
                        -------------------------------



The Board of Directors
ICG Communications, Inc.:


We consent to incorporation by reference in post-effective amendment no. 1 to the registration statement No. 333-25957 on Form S-8 of ICG Communications, Inc. of our reports relating to the consolidated balance sheets of ICG Communications, Inc. and subsidiaries as of September 30, 1995 and 1996 and December 31, 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended September 30, 1996, and the three-month period ended December 31, 1996, and the related financial statement schedule, which reports appear in the December 31, 1996 transition report on Form 10-K of ICG Communications, Inc.

Our report refers to a change during the year ended September 30, 1996 in the Company's method of accounting for long-term telecom services contracts.

                              KPMG Peat Marwick LLP

Denver, Colorado
February 13, 1998